                                                                     EXHIBIT 4.1


                                  Tycom Ltd.


   TyCom Ltd (the "Company") will furnish without charge to each shareholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights.

   Keep this Certificate in a safe place. If it is lost, stolen or destroyed, the Company may require presentation of satisfactory evidence as to title to the Common Shares represented by this Certificate, a bond of indemnity (or both) and payment of associated costs and expenses as a condition to the issuance of a replacement certificate.

   The Common Share(s) represented by this Certificate have been issued by TyCom Ltd., a company organized and existing under the laws of Bermuda. The Company has authorized the Transfer Agent to register the transfer of the Common Share(s) on its behalf, which registration is required by Bermuda law.

   The following statement is a summary of bye-laws 38-42 of the Bye-Laws of the Company. Such summary does not purport to be a complete statement of such provisions and is qualified in its entirety by reference to the Bye-Laws. Such summary is exclusive of the effect of the laws of Bermuda.

   The transfer of Common Shares requires a duty executed instrument of transfer. The transfer or remains the holder of the Common Shares until the transferee is registered in the register of members of the Company as the holder. The executed transfer must be delivered to either ChaseMellon Shareholder Services, L.L.C. at P.O. Box 3316, South Hackensack, New Jersey 07606 or Reid Management Limited at Windsor Place, 4th Floor, 22 Queen Street, Hamilton HM11, Bermuda, together with the certificate for the Common Shares being transferred. The company may decline to register transfers of shares in certain circumstances.

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


   TEN COM - as tenants in common        UNIF GIFT MIN ACT-.......CUSTODIAN.....
   TEN ENT - as tenants by the contracts             (Cust)        (Minor)
   IT TEN  - as joint tenants with right of       under Uniform Gifts to Minors
             suvivorship and not as tenants       Act................
             in common                                  (???)

    Additional abbreviations may also be used though not in the above list.

   FOR VALUE RECEIVED......................hereby sell, assign and transfer unto


   Please Insert Social Security or Other
     Identifying Number of Assignee

  [                               ]



  ........................................................................
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

  ........................................................................

  ........................................................................

  ........................................................................
  common shares represented by the within Certificate and do hereby irrevocably continue and appoint

  ..............................................................Attorney
  to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

  Dated.............................


                ...........................................................
                   NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.


  Signature(s) Guaranteed:__________________________________________
                                [Unreadable Copy]

                          THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ab-1s.

[LOGO OF TYCOM]

COMMON SHARES
PAR VALUE US $0.25


INCORPORATED UNDER THE LAWS
    OF BERMUDA


          THIS CERTIFICATE IS TRANSFERABLE                                                         SHARES
          IN NEW YORK, NEW YORK,
          RIDGEFIELD PARK, NEW JERSEY                                                            PLEASE SEE REVERSE FOR
          OR HAMILTON, BERMUDA                                                                   CERTAIN DEFINITIONS
                                                                                                 CUSIP 69144B 10 6


                                                             [GRAPHIC]

                                                             TYCOM LTD.



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THIS CERTIFIES THAT



IS THE OWNER OF
--------------------------------------------------------------------------------
                                 FULLY PAID AND NON ASSESSABLE COMMON SHARES OF
TYCOM LTD. transferable only on the books of the company by the holder hereof in person or by attorney duly authorized, upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of Bermuda and to the Memorandum of Association and Bye-Laws of the company as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the company and the facsimile signatures of its duly authorized officers.

dated

COUNTERSIGNED AND REGISTERED:                                         /S/
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.                              PRESIDENT


                                TRANSFER AGENT
                                 AND REGISTRAR

BY /S/                                              /S/
               AUTHORIZED SIGNATURE                 VICE PRESIDENT AND SECRETARY